Exhibit 10G

Form Grant Letter for Restricted Stock Award

2005 Non-Employee Directors Stock Incentive Plan

[ BASSETT FURNITURE INDUSTRIES LETTERHEAD ]

[DATE OF GRANT]

(NAME)

(STREET)

(CITY, STATE)

Dear (NAME):

You have been granted restricted shares of the common stock of the Company, as explained below (“Restricted Stock”). The grant is made pursuant to the Bassett Furniture 2005 Non-Employee Directors Stock Incentive Plan (the “Plan”). All capitalized terms used but not defined herein shall have the meanings set forth in the Plan.

The number of shares in this grant equals $15,000 divided by the Fair Market Value of Company Stock as of the date of this grant, rounded to the nearest whole share.

Number of shares of Restricted Stock granted: (                    )

Except as provided below, the shares of Restricted Stock are nontransferable and are subject to a substantial risk of forfeiture. The shares will become nonforfeitable (i.e., “Vested”) as of the earliest of the dates provided in paragraphs 1, 2, 3 or 4 below (the “Vesting Date”). To become Vested, you must continue to be a director of the Company up until the Vesting Date. If you cease to be a director of the Company prior to the Vesting Date, the Restricted Stock shall at that time be forfeited to the Company.

(1)	All the Restricted Stock shares awarded are fully Vested as of the first anniversary of the date of this grant, unless the shares are Vested earlier as provided in paragraphs 2, 3 or 4 below.

(2)	If you die or become Disabled while you are a director of the Company, all of the Restricted Stock shares shall be Vested as of the date of your death or Disability.

(3)	All of the Restricted Stock shares shall be Vested as of a Change of Control.

(4)	If you serve your complete current term as director but retire as a director by not standing for re-election at the next annual shareholders meeting, all of the shares of Restricted Stock awarded are fully Vested as of the day before the date of the next annual shareholders meeting.

You may not sell, assign, transfer, pledge, hypothecate, or otherwise encumber or dispose of the Restricted Stock shares, other than by the laws of descent and distribution, unless such shares have Vested and until the 90th day after you have ceased to be a director.

Before the Restricted Stock shares will be issued, you must deliver to the Company a stock power, endorsed in blank, with respect to the shares. The Company will retain custody of stock certificates evidencing the shares. On the 90th day after you have ceased to be a director, the Company will deliver to you the stock power and stock certificates evidencing shares that have become Vested.

For both unvested and Vested Restricted Stock shares, you will have the right to vote the shares and receive dividends and other distributions thereon.

This award and the Restricted Stock shares will be adjusted in the event of a dividend, spin-off, stock split-up, subdivision or consolidation of shares of Company Stock or due to other transactions involving the Company as provided in the Plan.

The Board of the Company may, at any time and in its sole discretion, accelerate the time at which any or all restrictions on the Restricted Stock shares lapse or remove any and all such restrictions.

The Plan contains certain general terms applicable to all grants that are not repeated in this agreement; however, such terms are incorporated herein by reference. In the case of any conflict between the Plan and this letter, the terms of the Plan will control. Copies of the Company’s annual report to shareholders, Form 10-K for fiscal year 2005, as well as copies of the Plan are available from [NAME], [TITLE], [PHONE NUMBER].

Please indicate your acceptance of the terms and conditions pertaining to the Restricted Stock shares granted herein by signing your name in the space provided below and returning one copy to:

(NAME)

(ADDRESS)

When signed by you, this letter will become the Company’s agreement with you.

Sincerely,

(NAME)
(TITLE)

ACCEPTED:

Signature

Printed Name

Date: